UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 4, 2022, Avadel Pharmaceuticals plc (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on April 29, 2022, as amended on June 15, 2022 (the “Proxy Statement”), with the Securities and Exchange Commission (the “Commission”) under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”) entitled to vote at the Annual Meeting was 59,038,237. The number of Ordinary Shares present or represented by valid proxy at the Annual Meeting was 58,955,711, thus establishing a quorum for the Annual Meeting. The voting results reported below are final.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: By separate resolutions, to elect Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton as directors to the Board of Directors (the “Board”), each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders.

Nominees	For Nominee	Against Nominee	Withhold Authority for Nominee	Broker Non-Votes
Gregory J. Divis	55,336,686	795,928	2,823,097	0
Dr. Eric J. Ende	55,544,522	796,535	2,614,654	0
Geoffrey M. Glass	55,271,287	1,029,722	2,654,702	0
Dr. Mark A. McCamish	55,591,196	748,895	2,615,620	0
Linda S. Palczuk	55,392,843	953,316	2,609,552	0
Peter J. Thornton	55,781,794	555,732	2,618,185	0

Proposal 2: To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2022 and to authorize, in a binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
54,277,991	2,023,112	2,654,608	0

Proposal 3 was withdrawn as disclosed in the Company’s Amendment No. 1 to the Proxy Statement, filed with the Commission on June 15, 2022.

Proposal 4: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
54,961,879	1,108,411	2,885,421	0

Proposal 5: To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. The Board recommended, and the Company’s shareholders approved, on a non-binding, advisory basis, to set the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers to every two years.

One Year	Two Years	Three Years	Shares Abstaining	Broker Non-Votes
9,156,567	46,590,787	441,891	2,766,466	0

Based on the foregoing, Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton were elected as directors, each to serve a one-year term expiring at the conclusion of the 2023 annual general meeting of shareholders and until each such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Deloitte & Touche LLP was ratified as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2022 and the shareholders of the Company authorized, in a non-binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration. The shareholders of the Company approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The shareholders of the Company approved, on a non-binding, advisory basis, to set the frequency of future non-binding, advisory votes on the compensation of the Company’s named executive officers to every two years. The Board considered the voting results on Proposal 5 and other factors, and has determined that the Company will hold future non-binding, advisory votes on the compensation of the Company’s named executive officers every two years.

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2022	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary